Exhibit 99.1

Synalloy’s First Quarter Metal Shipments and Bookings Up Over Last Year; Chemical Sales also Exceed Prior Year

Suspends Manufacturing Operations at Palmer of Texas

RICHMOND, VA, April 2, 2020 (BUSINESS WIRE) -- Synalloy Corporation (Nasdaq: SYNL) announced today that first quarter shipments for the Metals Segment (excluding Palmer of Texas) were up 3.6% on a pounds basis over last year. Bookings and backlogs were up from 2019 levels by approximately 30% on a pounds basis and 19% on a dollars basis. Specialty Chemical Segment shipments were down 7% on a pounds basis, but total revenues were up approximately 2.6% on a dollars basis, resulting from a favorable product mix shift to more value added contract manufactured products. “Synalloy’s operating units are included in the list of critical infrastructure sectors designated by the Department of Homeland Security and have been in full operation throughout the first quarter. Several of our businesses have been directly involved in supplying critical products such as hand sanitizer from our Chemicals Segment and ornamental tubing from ASTI for the medical sector. We are proud to assist in any way that we can with the COVID-19 outbreak,” commented Craig C. Bram, President and CEO.

Synalloy has decided to suspend manufacturing operations at its Palmer of Texas business, effective April 1, 2020. “This reduction in force, while difficult, is necessary given the unprecedented impact the COVID-19 pandemic is having on the oil and gas industry, and particularly in the Permian Basin. While Palmer’s financial performance in January and February was in line with the 2020 plan, we have witnessed heavy cancellations and postponements in our order book throughout the month of March. We will maintain a very small group of employees at this facility until further notice. We hope to resume manufacturing operations at Palmer when pricing and demand in the oil and gas industry and the Permian Basin normalize,” commented Bram. Synalloy Corporation (Nasdaq: SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe and tube, galvanized pipe and tube, fiberglass and steel storage tanks, specialty chemicals and the master distribution of seamless carbon pipe and tubing. For more information about Synalloy Corporation, please visit our website at www.synalloy.com.

This press release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings. The Company assumes no obligation to update the information included in this release.

Contact: Dennis Loughran at (804) 822-3266

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